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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Stock Option Plan, as amended, of Canaan Energy Corporation and in the related Prospectus, by incorporation by reference of the Annual Report on Form 10-K of Canaan Energy Corporation for the fiscal year ended December 31, 2001, of our reports dated March 10, 2000, with respect to the statements of operations, partners' equity and cash flows of Coral Reserves Natural Gas Income Fund 1990 Limited Partnership, Coral Reserves Natural Gas Income Fund 1992 Limited Partnership, Coral Reserves Natural Gas Income Fund 1993 Limited Partnership, Coral Reserves 1993 Institutional Limited Partnership, Coral Reserves Energy Income Fund 1995 Limited Partnership, Coral Reserves Energy Income Fund 1996 Limited Partnership, Coral Reserves 1996 Institutional Limited Partnership, Coral Reserves, Inc, and Coral Reserves Energy Corp., all for the year ended December 31, 1999.

                                               WILLIAM T. ZUMWALT, CPA, INC.

Tulsa, Oklahoma
April 10, 2002